Exhibit 10.3

WORKDAY, INC.

2012 EQUITY INCENTIVE PLAN

1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of Workday, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in Workday’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 27.

2. SHARES SUBJECT TO THE PLAN.

2.1 Number of Shares Available. Subject to Sections 2.5 and 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of the Plan by the Board, is 25,000,000 Shares plus (i) any reserved shares not issued or subject to outstanding grants under Workday’s 2005 Stock Plan (the “Prior Plan”) on the Effective Date (as defined below), (ii) shares that are subject to stock options or other awards granted under the Prior Plan that cease to be subject to such stock options or other awards by forfeiture or otherwise after the Effective Date, (iii) shares issued under the Prior Plan before or after the Effective Date pursuant to the exercise of stock options that are, after the Effective Date, forfeited, (iv) shares issued under the Prior Plan that are repurchased by Workday at the original issue price, and (v) shares that are subject to stock options or other awards under the Prior Plan that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award.

2.2 Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by Workday at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used to pay the exercise price of an Award or withheld to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 will not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.

2.3 Minimum Share Reserve. At all times Workday will reserve and keep available a sufficient number of Shares as will be required to satisfy the requirements of all outstanding Awards granted under this Plan.

2.4 Automatic Share Reserve Increase. The number of Shares available for grant and issuance under the Plan will be increased on March 31 of each of the ten (10) calendar years during the term of the Plan, by the lesser of (i) five percent (5%) of the number of Shares issued and outstanding on each January 31 immediately prior to the date of increase, or (ii) such number of Shares determined by the Board.

2.5 Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of Workday, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 5.8, and (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3, will be proportionately adjusted, provided that fractions of a Share will not be issued.

3. ELIGIBILITY. ISOs may be granted only to U.S. Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors of Workday or any Parent or Subsidiary of Workday; provided that such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Participant will be eligible to receive more than two million (2,000,000) Shares in any calendar year under this Plan pursuant to the grant of Awards except that new Employees of Workday or of a Parent or Subsidiary of Workday (including new Employees who are also officers and directors of Workday or any Parent or Subsidiary of Workday) are eligible to receive up to a maximum of Four million (4,000,000) Shares in the calendar year in which they commence their employment.

4. ADMINISTRATION.

4.1 Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee, and may delegate such administration as set forth in Section 4.1(q) below. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board or where applicable, the Committee will establish the terms for the grant of an Award to Insiders. The Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c) select persons to receive Awards;

(d) determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may vest and be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e) determine the number of Shares or other consideration subject to Awards;

(f) determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

(g) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of Workday or any Subsidiary of Workday;

(h) grant waivers of Plan or Award conditions;

(i) determine the vesting, exercisability and payment of Awards;

(j) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k) determine whether an Award has been earned;

(l) determine the terms and conditions of, and institute any, Exchange Program;

(m) reduce or waive any criteria with respect to Performance Factors;

(n) adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code;

(o) adopt terms and conditions, rules and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States;

(p) make all other determinations necessary or advisable for the administration of this Plan; and

(q) delegate any of the foregoing as permitted by applicable law to one or more executive officers pursuant to a specific delegation, in which case references to “Committee” in this Section 4.1 will refer to such delegate(s), except with respect to Insiders.

4.2 Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination will be final and binding on Workday and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement will be submitted by the Participant or Workday to the Committee for review. The resolution of such a dispute by the Committee will be final and binding on Workday and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, in which case references to “Committee” in this Section 4.2 will refer to such delegate(s).

4.3 Section 162(m) of the Code and Section 16 of the Exchange Act. When necessary or desirable for an Award to qualify as “performance-based compensation” under Section 162(m) of the Code the Committee will include at least two persons who are “outside directors” (as defined under Section 162(m) of the Code) and at least two (or a majority if more than two then serve on the Committee) such “outside directors” will approve the grant of such Award and timely determine (as applicable) the Performance Period and any Performance Factors upon which vesting or settlement of any portion of such Award is to be subject. When required by Section 162(m) of the Code, prior to settlement of any such Award at least two (or a majority if more than two then serve on the Committee) such “outside directors” then serving on the Committee will determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned. Awards granted to Insiders must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act). With respect to Participants whose compensation is subject to Section 162(m) of the Code, and provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code, the Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of Workday or not within the reasonable control of Workday’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.

4.4 Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

5. OPTIONS. The Committee may grant Options to Participants and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following:

5.1 Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NQSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each Option; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.

5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3 Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of

Workday or of any Parent or Subsidiary of Workday (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by Workday.

5.5 Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when Workday receives: (i) notice of exercise (in such form as the Committee or Workday may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee or Workday and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of Workday or of a duly authorized transfer agent of Workday), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. Workday will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.5 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

5.6 Termination of Participation. The exercise of an Option will be subject to the following (except as may be otherwise provided in an Award Agreement):

(a) If the Participant is Terminated for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than one hundred eighty (180) days after the Termination Date (or such shorter time period or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be the exercise of an NQSO), but in any event no later than the expiration date of the Options.

(b) If the Participant is Terminated because of the Participant’s death (or the Participant dies within ninety (90) days after a Termination other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the Termination Date (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Committee), but in any event no later than the expiration date of the Options; provided that the Committee will have the authority, in its sole discretion, to accelerate the vesting of any such Options.

(c) If the Participant is Terminated because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than six (6) months after the Termination Date (with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the Termination Date when the Termination is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NQSO), but in any event no later than the expiration date of the Options; provided that the Committee will have the authority, in its sole discretion, to accelerate the vesting of any such Options.

(d) If the Participant is terminated for Cause, then Participant’s Options will expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee, but in any no event later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, Cause will have the meaning set forth in the Plan.

5.7 Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8 Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of Workday and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NQSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment. No more than twenty-five million (25,000,000) Shares will be issued pursuant to the exercise of ISOs.

5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

5.10 Delegation. The Committee may, to the extent permitted by applicable law, delegate to one or more executive officers pursuant to a specific delegation the authority to grant Options to Participants other than Insiders, subject to the foregoing provisions of this Section 5 (substituting references to “the Committee” by “the Committee’s delegate(s) as the context requires).

5.11 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6. RESTRICTED STOCK AWARDS.

6.1 Awards of Restricted Stock. A Restricted Stock Award is an offer by Workday to sell to a Participant Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

6.2 Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to Workday an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.

6.3 Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement and in accordance with any procedures established by Workday.

6.4 Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with Workday or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee will: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

6.5 Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

6.6 Delegation. The Committee may, to the extent permitted by applicable law, delegate to one or more executive officers pursuant to a specific delegation the authority to grant Restricted Stock Awards to Participants other than Insiders, subject to the foregoing provisions of this Section 6 (substituting references to “the Committee” by “the Committee’s delegate(s) as the context requires).

7. STOCK BONUS AWARDS.

7.1 Awards of Stock Bonuses. A Stock Bonus Award is an award to an eligible person of Shares for services to be rendered or for past services already rendered to Workday or any Subsidiary. All Stock Bonus Awards will be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.

7.2 Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with Workday or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award, the Committee will: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.

7.3 Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.

7.4 Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

7.5 Delegation. The Committee may, to the extent permitted by applicable law, delegate to one or more executive officers pursuant to a specific delegation the authority to grant Stock Bonus Awards to Participants other than Insiders, subject to the foregoing provisions of this Section 7 (substituting references to “the Committee” by “the Committee’s delegate(s) as the context requires).

8. STOCK APPRECIATION RIGHTS.

8.1 Awards of SARs. A Stock Appreciation Right (“SAR”) is an award to a Participant that may be settled in cash or Shares, having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs will be made pursuant to an Award Agreement.

8.2 Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s Termination on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.

8.3 Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement will set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.

8.4 Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from Workday in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from Workday for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

8.5 Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

8.6 Delegation. The Committee may, to the extent permitted by applicable law, delegate to one or more executive officers pursuant to a specific delegation the authority to grant SARs to Participants other than Insiders, subject to the foregoing provisions of this Section 8 (substituting references to “the Committee” by “the Committee’s delegate(s) as the context requires).

9. RESTRICTED STOCK UNITS.

9.1 Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to a Participant covering a number of Shares that may be settled in cash, or by issuance of those Shares. All RSUs will be made pursuant to an Award Agreement.

9.2 Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; (c) the consideration to be distributed on settlement; and (d) the effect of the Participant’s Termination on each RSU. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

9.3 Form and Timing of Settlement. Payment of earned RSUs will be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

9.4 Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

9.5 Delegation. The Committee may, to the extent permitted by applicable law, delegate to one or more executive officers pursuant to a specific delegation the authority to grant RSUs to Participants other than Insiders, subject to the foregoing provisions of this Section 9 (substituting references to “the Committee” by “the Committee’s delegate(s) as the context requires).

10. PERFORMANCE AWARDS.

10.1 Performance Awards. A Performance Award is an award to a Participant of a cash bonus or a Performance Share bonus. Grants of Performance Awards will be made pursuant to an Award Agreement.

10.2 Terms of Performance Awards. The Committee will determine, and each Award Agreement will set forth, the terms of each award of Performance Award including, without limitation: (a) the amount of any cash bonus; (b) the number of Shares deemed subject to a Performance Share bonus; (c) the Performance Factors and Performance Period that will determine the time and extent to which each Performance Award will be settled; (d) the consideration to be distributed on settlement; and (e) the effect of the Participant’s Termination on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; and (y) select from among the Performance Factors to be used. Prior to settlement the Committee will determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria. No Participant will be eligible to receive more than ten million dollars ($10,000,000) in Performance Awards in any calendar year under this Plan.

10.3 Value, Earning and Timing of Performance Shares. Any Performance Share bonus will have an initial value equal to the Fair Market Value of a Share on the date of grant. After the applicable Performance Period has ended, the holder of a Performance Share bonus will be entitled to receive a payout of the number of Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay an earned Performance Share bonus in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof.

10.4 Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

10.5 Delegation. The Committee may, to the extent permitted by applicable law, delegate to one or more executive officers pursuant to a specific delegation the authority to grant Performance Awards to Participants other than Insiders, subject to the foregoing provisions of this Section 10 (substituting references to “the Committee” by “the Committee’s delegate(s) as the context requires).

11. PAYMENT FOR SHARE PURCHASES.

Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by Workday and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a) by surrender of shares of Workday held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(b) by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to Workday or a Subsidiary of Workday;

(c) by consideration received by Workday pursuant to a broker-assisted or other form of cashless exercise program implemented by Workday in connection with the Plan;

(d) by cancellation of indebtedness of Workday to the Participant;

(e) by any combination of the foregoing; or

(f) by any other method of payment as is permitted by applicable law.

12. GRANTS TO NON-EMPLOYEE DIRECTORS.

12.1 Types of Awards. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board.

12.2 Eligibility. Awards pursuant to this Section 12 will be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.

12.3 Vesting, Exercisability and Settlement. Except as set forth in Section 21, Awards will vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors will not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

12.4 Election to receive Awards in Lieu of Cash. A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from Workday in the form of cash or Awards or a combination thereof, as determined by the Board. Such Awards will be issued under the Plan.

13. WITHHOLDING TAXES.

13.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, Workday may require the Participant to remit to Workday, or to the Subsidiary employing the Participant, an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax liability legally due from the Participant prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable U.S. federal, state, local and international withholding tax requirements or any other tax liability legally due from the Participant.

13.2 Stock Withholding. The Committee or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such tax withholding obligation or any other tax liability legally due from the Participant, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have Workday withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (iii) delivering to Workday already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

14. TRANSFERABILITY.

14.1 Transfer Generally. Unless determined otherwise by the Committee or its delegate(s) or pursuant to this Section 14, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by (i) a will or (ii) by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or domestic relations order to a Permitted Transferee, such award may contain such additional terms and conditions as the Committee or its delegate(s) deems appropriate. All Awards will be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, or (B) the Participant’s guardian or legal representative; (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (iii) in the case of all awards except ISOs, by a Permitted Transferee (for awards made transferable by the Committee) or such person’s guardian or legal representative.

14.2 Award Transfer Program. Notwithstanding any contrary provision of the Plan, the Committee will have all discretion and authority to determine and implement the terms and conditions of any Award Transfer Program instituted pursuant to this Section 14.2 and will have the authority to amend the terms of any Award participating, or otherwise eligible to participate in, the Award Transfer Program, including (but not limited to) the authority to (i) amend (including to extend) the expiration date, post-termination exercise period and/or forfeiture conditions of any such Award, (ii) amend or remove any provisions of the Award relating to the Award holder’s continued service to Workday or one of its Subsidiaries, (iii) amend the permissible payment methods with respect to the exercise or purchase of any such Award, (iv) amend the adjustments to be implemented in the event of changes in the capitalization and other similar events with respect to such Award, and (v) make such other changes to the terms of such Award as the Committee deems necessary or appropriate in its sole discretion.

15. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

15.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Awards until the Shares subject to the Award are issued to the Participant, except for any dividend equivalent rights permitted by an applicable Award Agreement. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of Workday will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased by Workday.

16. CERTIFICATES. All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as Workday may deem necessary or advisable, including restrictions under any applicable U.S. federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

17. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, Workday may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by Workday, appropriately endorsed in blank, with Workday or an agent designated by Workday to hold in escrow until such restrictions have lapsed or terminated, and Workday may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with Workday all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to Workday under the promissory note; provided, however, that Workday may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, Workday will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as Workday will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

18. REPRICING; EXCHANGE AND BUYOUT OF AWARDS. Without prior stockholder approval the Committee may (i) reprice Options or SARs (and where such repricing is a reduction in the Exercise Price of outstanding Options or SARs, the consent of the affected Participants is not required provided written notice is provided to them, notwithstanding any adverse tax consequences to them arising from the repricing), and (ii) with the consent of the respective Participants (unless not required pursuant to Section 5.9 of the Plan), pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

19. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, Workday will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that Workday determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that Workday determines to be necessary or advisable. Workday will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange controls, stock exchange or automated quotation system, and Workday will have no liability for any inability or failure to do so.

20. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, Workday or any Subsidiary of Workday or limit in any way the right of Workday or any Subsidiary of Workday to terminate Participant’s employment or other relationship at any time.

21. CORPORATE TRANSACTIONS.

21.1 In the event that Workday is a party to a merger or consolidation, all Shares acquired under the Plan and all Awards will be subject to the agreement of merger or consolidation. Such agreement need not treat all Awards in an identical manner, and it will provide for one or more of the following with respect to each Award:

(a) The continuation of the Award by Workday (if Workday is the surviving corporation).

(b) The assumption of the Award by the surviving corporation or its parent and, with respect to an Award that is subject to Section 409A of the Code, in a manner that complies with Section 424(a) of the Code (whether or not the Award is an ISO).

(c) The substitution by the surviving corporation or its parent of a new Award, and with respect an Award that is subject to Section 409A of the Code, in a manner that complies with Section 424(a) of the Code (whether or not the Award is an ISO).

(d) Full exercisability of an Option, full vesting of the Shares subject to an Option and/or full vesting of all other Awards, followed by the cancellation of the Option or Award. The full exercisability of an Option, full vesting of the Shares subject to the Option and/or full vesting of all other Awards may be contingent on the closing of such merger or consolidation. The Participant will be able to exercise an Option during a period of not less than five full business days preceding the effective date of such merger or consolidation, unless (A) a shorter period is required to permit a timely closing of such merger or consolidation and (B) such shorter period still offers the Participant a reasonable opportunity to exercise an Option. Any exercise of an Option during such period may be contingent on the closing of such merger or consolidation.

(e) A payment to the Participant equal to the excess of (A) the Fair Market Value of the Shares subject to the Award as of the effective date of such merger or consolidation over (B) the Exercise Price or Purchase Price of Shares, as the case may be, subject to the Award in connection with the cancellation of the Award. Such payment will be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. The successor corporation may provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). Subject to Section 409A of the Code, such payment may be made in installments and may be deferred until the date or dates when the Award would have become exercisable or such Shares would have vested. The amount of such payment initially will be calculated without regard to whether or not the Award is then exercisable or such Shares are then vested. However, such payment may be subject to vesting based on the Participant’s continuing service as an Employee, Consultant or Director. In addition, any escrow, holdback, earnout or similar provisions in the agreement of merger or consolidation may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Shares. If the Exercise Price of the Shares subject to an Option exceeds the Fair Market Value of such Shares, then the Option may be cancelled without making a payment to the Participant. For purposes of this subsection, the Fair Market Value of any security will be determined without regard to any vesting conditions that may apply to such security.

21.2 Assumption of Awards by Workday. Workday, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event Workday assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event Workday elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards will not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year.

21.3 Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors will accelerate and such Awards will become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

22. ADOPTION AND STOCKHOLDER APPROVAL. This Plan will be submitted for the approval of Workday’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

23. TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflict of laws rules.

24. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of Workday, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award will be governed by the version of this Plan then in effect at the time such Award was granted.

25. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of Workday for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

26. INSIDER TRADING POLICY. Each Participant who receives an Award will comply with any policy adopted by Workday from time to time covering transactions in Workday’s securities by Employees, officers and/or directors of Workday and its Subsidiaries or Parent.

27. DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:

“Award” means any award under the Plan, including any Option, Restricted Stock Award, Stock Bonus Award, Stock Appreciation Right, Restricted Stock Unit or Performance Award.

“Award Agreement” means, with respect to each Award, the written or electronic agreement between Workday and the Participant setting forth the terms and conditions of the Award and country-specific appendix thereto for grants to non-U.S. Participants, which will be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award agreements that are not used by Insiders, the Committee’s delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

“Award Transfer Program” means any program instituted by the Committee which would permit Participants the opportunity to transfer any outstanding Awards to a financial institution or other person or entity approved by the Committee.

“Board” means the Board of Directors of Workday.

“Cause” means (i) embezzlement or misappropriation of funds; (ii) conviction of, or entry of a plea of nolo contendre to, a felony or other crime involving moral turpitude; (iii) commission of material acts of dishonesty, fraud, or deceit; (iv) breach of any material provisions of any employment agreement; (v) habitual or willful neglect of duties; (vi) breach of fiduciary duty; or (vii) material violation of any other duty whether imposed by law or the Board.

“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

“Common Stock” means the Class A common stock of Workday.

“Consultant” means any person, including an advisor or independent contractor, engaged by Workday or a Subsidiary of Workday to render services to such entity.

“Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of Workday representing fifty percent (50%) or more of the total voting power represented by Workday’s then-outstanding voting securities; (ii) the consummation of the sale or disposition by Workday of all or substantially all of Workday’s assets; (iii) the consummation of a merger or consolidation of Workday with any other corporation, other than a merger or consolidation which would result in the voting securities of Workday outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of Workday or such surviving entity or its parent outstanding immediately after such merger or consolidation or (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of Workday give up all of their equity interest in Workday (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of Workday).

“Director” means a member of the Board.

“Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

“Effective Date” means the day immediately prior to the date of the underwritten initial public offering of Workday’s Common Stock pursuant to a registration statement that is declared effective by the SEC.

“Employee” means any person, including Officers and Directors, providing services as an employee to Workday or any Subsidiary of Workday. Neither service as a Director nor payment of a director’s fee by Workday will be sufficient to constitute “employment” by Workday.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exchange Program” means a program pursuant to which (i) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (ii) the exercise price of an outstanding Award is increased or reduced.

“Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

“Fair Market Value” means, as of any date, the value of a share of Workday’s Common Stock determined as follows:

(a) its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b) in the case of an Option or SAR grant made on the Effective Date, the price per share at which shares of Workday’s Common Stock are initially offered for sale to the public by Workday’s underwriters in the initial public offering of Workday’s Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or

(c) if none of the foregoing is applicable, by the Board or the Committee in good faith.

“Insider” means an officer or director of Workday or any other person whose transactions in Workday’s Common Stock are subject to Section 16 of the Exchange Act.

“Non-Employee Director” means a Director who is not an Employee of Workday or any Subsidiary.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Parent” has the same meaning as “parent corporation” in Sections 424(e) and 424(f) of the Code.

“Participant” means a person who holds an Award under this Plan.

“Performance Award” means cash or stock granted pursuant to Section 10 or Section 12 of the Plan.

“Performance Factors” means any of the factors selected by the Committee (or, with respect to Performance Awards to Participants who are not Insiders, the Committee’s delegate(s), as applicable) and specified in an Award Agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to Workday as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established with respect to applicable Awards have been satisfied:

(a) Profit Before Tax;

(b) Billings;

(c) Revenue;

(d) Net revenue;

(e) Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings);

(f) Operating income;

(g) Operating margin;

(h) Operating profit;

(i) Controllable operating profit, or net operating profit;

(j) Net Profit;

(k) Gross margin;

(l) Operating expenses or operating expenses as a percentage of revenue;

(m) Net income;

(n) Earnings per share;

(o) Total stockholder return;

(p) Market share;

(q) Return on assets or net assets;

(r) Workday’s stock price;

(s) Growth in stockholder value relative to a pre-determined index;

(t) Return on equity;

(u) Return on invested capital;

(v) Cash Flow (including free cash flow or operating cash flows)

(w) Cash conversion cycle;

(x) Economic value added;

(y) Individual confidential business objectives;

(z) Contract awards or backlog;

(aa) Overhead or other expense reduction;

(bb) Credit rating;

(cc) Strategic plan development and implementation;

(dd) Succession plan development and implementation;

(ee) Improvement in workforce diversity;

(ff) Customer indicators;

(gg) New product invention or innovation;

(hh) Attainment of research and development milestones;

(ii) Improvements in productivity;

(jj) Bookings; and

(kk) Attainment of objective operating goals and employee metrics; and

The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.

“Performance Period” means the period of service determined by the Committee or its delegate(s), with respect to Participants who are not Insiders, during which years of service or performance is to be measured for the Award.

“Performance Share” means a performance share bonus granted as a Performance Award.

“Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee)

have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.

“Plan” means this Workday, Inc. 2012 Equity Incentive Plan.

“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

“Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 12 of the Plan, or issued pursuant to the early exercise of an Option.

“Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 12 of the Plan.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shares” means shares of Workday’s Common Stock and the common stock of any successor security.

“Stock Appreciation Right” means an Award granted pursuant to Section 8 or Section 12 of the Plan.

“Stock Bonus” means an Award granted pursuant to Section 7 or Section 12 of the Plan.

“Subsidiary” has the same meaning as “subsidiary corporation” in Sections 424(e) and 424(f) of the Code.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to Workday or a Parent or Subsidiary of Workday. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by Workday; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by Workday and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, Workday may make such provisions respecting suspension of vesting of the Award while on leave from the employ of Workday or a Parent or Subsidiary of Workday as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military leave, if required by applicable laws, vesting will continue for the longest period that vesting continues under any other statutory or Workday approved leave of absence and, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she will be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide services to Workday throughout the leave on the same terms as he or she was providing services immediately prior to such leave. An employee will have terminated employment as of the date he or she ceases to provide services (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and employment will not be extended by any notice period or garden leave mandated by local law. Workday, or in the case of Insiders, the Committee will have sole discretion to determine whether a Participant has ceased to provide services for purposes of the Plan and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of Workday (or any successor thereto).

“Workday” means Workday, Inc., a Delaware corporation, or any successor corporation.

WORKDAY, INC.

2012 EQUITY INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

Unless otherwise defined herein, the terms defined in the Workday, Inc. 2012 Equity Incentive Plan (the “Plan”) will have the same meanings in this Notice of Stock Option Grant and the electronic representation of this Notice of Global Stock Option Grant established and maintained by Workday, Inc. (“Workday”) or a third party designated by Workday (the “Notice”).

Name:

Address:

You (the “Participant”) have been granted an option to purchase shares of Common Stock of Workday under the Plan subject to the terms and conditions of the Plan, this Notice and the Stock Option Award Agreement (the “Option Agreement”), including any applicable country-specific provisions in the appendix attached hereto (the “Appendix”) which constitutes part of this Option Agreement.

Grant Number:

Date of Grant:

Vesting Commencement Date:

Exercise Price per Share:

Total Number of Shares:

Type of Option:	Non-Qualified Stock Option

Incentive Stock Option

Expiration Date:	, 20 ; This Option expires earlier in the event of
Participant’s Termination, as described in the Stock Option Agreement.

Vesting Schedule:	[Insert applicable vesting schedule]

By accepting (whether in writing, electronically or otherwise) the Option, Participant acknowledges and agrees to the following:

Participant understands that Participant’s employment or consulting relationship or service with Workday or a Parent or Subsidiary is for an unspecified duration, can be terminated at any time (i.e., is at will), except where otherwise prohibited by applicable law and that nothing in this Notice, the Option Agreement or the Plan changes the nature of that relationship. Participant acknowledges that the vesting of the Options pursuant to this Notice is earned only by continuing service as an Employee, Director or Consultant of Workday or a Parent or Subsidiary. Furthermore, the period during which Participant may exercise the Option after such Termination will commence on the date Participant ceases to actively provide services and will not be extended by any notice period mandated under employment laws in the jurisdiction where Participant is employed or terms of Participant’s employment agreement. Participant also understands that this Notice is subject to the terms and conditions of both the Option Agreement and the Plan, both of which are incorporated herein by reference. Participant has read both the Option Agreement and the Plan. By accepting this Option, Participant consents to the electronic delivery as set forth in the Option Agreement.

WORKDAY, INC.

2012 EQUITY INCENTIVE PLAN STOCK OPTION AWARD AGREEMENT

Unless otherwise defined in this Stock Option Award Agreement (the “Agreement”), any capitalized terms used herein will have the meaning ascribed to them in the Workday, Inc. 2012 Equity Incentive Plan (the “Plan”).

Participant has been granted an option to purchase Shares (the “Option”) of Workday, Inc. (“Workday”), subject to the terms and conditions of the Plan, the Notice of Stock Option Grant (the “Notice”) and this Option Agreement, including any applicable country-specific provisions in the appendix attached hereto (the “Appendix”) which constitutes part of this Option Agreement.

1. Vesting Rights. Subject to the applicable provisions of the Plan and this Option Agreement, this Option may be exercised, in whole or in part, in accordance with the schedule set forth in the Notice.

2. Termination Period.

(a) General Rule. Except as provided below, and subject to the Plan, this Option may be exercised for 180 days after Participant’s Termination with Workday. In no event will this Option be exercised later than the Expiration Date set forth in the Notice.

(b) Death; Disability. Unless provided otherwise in the Notice, upon Participant’s Termination by reason of his or her death or “permanent and total disability” as described in the Plan, or if a Participant dies within 3 months of the Termination Date, this Option may be exercised for twelve months after the Termination Date, provided that in no event will this Option be exercised later than the Expiration Date set forth in the Notice. Unless provided otherwise in the Notice, upon Participant’s Termination by reason of his or her Disability (other than a “permanent and total disability”) , this Option may be exercised for six months after the Termination Date, provided that in no event will this Option be exercised later than the Expiration Date set forth in the Notice.

(c) Cause. Upon Participant’s Termination for Cause (as defined in the Plan), the Option will expire on such date of Participant’s Termination Date.

3. Grant of Option. The Participant named in the Notice has been granted an Option for the number of Shares set forth in the Notice at the exercise price per Share in U.S. Dollars set forth in the Notice (the “Exercise Price”). In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan will prevail. If designated in the Notice as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an ISO, to the extent that it exceeds the U.S. $100,000 rule of Code Section 422(d) it will be treated as a Nonqualified Stock Option (“NQSO”).

4. Exercise of Option.

(a) Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice and the applicable provisions of the Plan and this Option Agreement. In the event of Participant’s death, Disability, Termination for Cause or other Termination, the exercisability of the Option is governed by the applicable provisions of the Plan, the Notice and this Option Agreement.

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(b) Method of Exercise. This Option is exercisable by delivery of an exercise notice (the “Exercise Notice”), which will state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by Workday pursuant to the provisions of the Plan. The Exercise Notice will be delivered in person, by mail, via electronic mail or facsimile or by other authorized method to the Secretary of Workday or other person designated by Workday. The Exercise Notice will be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares together with any Tax-Related Items (as defined in Section 8(a) below). This Option will be deemed to be exercised upon receipt by Workday of such fully executed Exercise Notice accompanied by such aggregate Exercise Price and payment of any Tax-Related Items.

(c) No Shares will be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.

5. Method of Payment. Payment of the aggregate Exercise Price will be by any of the following, or a combination thereof, at the election of Participant:

(a) cash;

(b) check;

(c) a “broker-assisted” or “same-day sale” (as described in Section 11(c) of the Plan); or

(d) other method authorized by the Committee or permitted under the Plan.

6. Non-Transferability of Option. This Option may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of other than by will or by the laws of descent or distribution or court order and may be exercised during the lifetime of Participant only by Participant or unless otherwise permitted by the Committee on a case-by-case basis. The terms of the Plan and this Option Agreement will be binding upon the executors, administrators, heirs, successors and assigns of Participant.

7. Term of Option. This Option will in any event expire on the expiration date set forth in the Notice, which date is 10 years after the Date of Grant (five years after the Date of Grant if this option is designated as an ISO in the Notice of Stock Option Grant and Section 5.3 of the Plan applies).

8. Tax Consequences.

(a) Exercising the Option. Participant acknowledges that, regardless of any action taken by Workday or a Parent or Subsidiary employing or retaining Participant (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount actually withheld by Workday or the Employer. Participant further acknowledges that Workday and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option, including, but not limited to, the grant, vesting or exercise of this Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Option to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one

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jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that Workday and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to Workday and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes Workday and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(i)	withholding from Participant’s wages or other cash compensation paid to Participant by Workday and/or the Employer; or

(ii)

withholding from proceeds of the sale of Shares acquired at exercise of this Option either through a voluntary sale or through a mandatory sale arranged by Workday (on Participant’s behalf pursuant to this authorization) without further consent; or

(iii)	withholding in Shares to be issued upon exercise of the Option, provided Workday only withholds from the amount of Shares necessary to satisfy the minimum statutory withholding amount; or

(iv)	any other arrangement approved by the Committee.

Depending on the withholding method, Workday may withhold or account for Tax- Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full member of Shares issued upon exercise of the Options; notwithstanding that a member of the Shares are held back solely for the purpose of paying the Tax-Related Items. The Fair Market Value of these Shares, determined as of the effective date of the Option exercise, will be applied as a credit against the Tax-Related Items withholding.

Finally, Participant agrees to pay to Workday or the Employer any amount of Tax- Related Items that Workday or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. Workday may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

(b) Notice of Disqualifying Disposition of ISO Shares. For U.S. taxpayers, if Participant sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, Participant will immediately notify Workday in writing of such disposition. Participant agrees that he or she may be subject to income tax withholding by Workday on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to Participant.

9. Nature of Grant. By accepting the Option, Participant acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by Workday, it is discretionary in nature, and may be amended, suspended or terminated by Workday at any time, to the extent permitted by the Plan;

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(b) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;

(c) all decisions with respect to future Option or other grants, if any, will be at the sole discretion of Workday;

(d) the Option grant and Participant’s participation in the Plan will not create a right to employment or be interpreted as forming an employment or service contract with Workday, the Employer or any Parent or Subsidiary;

(e) Participant is voluntarily participating in the Plan;

(f) the Option and any Shares acquired under the Plan are not intended to replace any pension rights or compensation;

(g) the Option and any Shares acquired under the Plan and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(h) the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;

(i) if the underlying Shares do not increase in value, the Option will have no value;

(j) if Participant exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Exercise Price;

(k) no claim or entitlement to compensation or damages will arise from forfeiture of the Option resulting from Participant’s Termination, and in consideration of the grant of the Option to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against Workday, any Parent or Subsidiary or the Employer, waives his or her ability, if any, to bring any such claim, and releases Workday, any Parent or Subsidiary and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant will be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(l) unless otherwise provided in the Plan or by Workday in its discretion, the Option and the benefits evidenced by this Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(m) the following provisions apply only if Participant is providing services outside the United States:

(i)	the Option and the Shares subject to the Option are not part of normal or expected compensation or salary for any purpose;

(ii)

Participant acknowledges and agrees that neither Workday, the Employer nor any Parent or Subsidiary will be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to Participant

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pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise.

10. No Advice Regarding Grant. Workday is not providing any tax, legal or financial advice, nor is Workday making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

11. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other Option grant materials by and among, as applicable, the Employer, Workday and any Parent or Subsidiary of for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that Workday and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Workday, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to Morgan Stanley Smith Barney LLC or its affiliates or such other stock plan service provider as may be selected by Workday in the future, which is assisting Workday with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes Workday, Morgan Stanley Smith Barney LLC and its affiliates, and any other possible recipients which may assist Workday (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that Workday would not be able to grant Participant options or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

12. Language. If Participant has received this Agreement, or any other document related to the Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

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13. Appendix. Notwithstanding any provisions in this Agreement, the Option grant will be subject to any special terms and conditions set forth in any appendix to this Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant, to the extent Workday determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

14. Imposition of Other Requirements. Workday reserves the right to impose other requirements on Participant’s participation in the Plan, on the Option and on any Shares purchased upon exercise of the Option, to the extent Workday determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

15. Acknowledgement. Workday and Participant agree that the Option is granted under and governed by the Notice, this Option Agreement and by the provisions of the Plan (incorporated herein by reference). Participant: (i) acknowledges receipt of a copy of the Plan and the Plan prospectus, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the Option subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.

16. Entire Agreement; Enforcement of Rights. This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Option Agreement, nor any waiver of any rights under this Option Agreement, will be effective unless in writing and signed by the parties to this Option Agreement. The failure by either party to enforce any rights under this Option Agreement will not be construed as a waiver of any rights of such party.

17. Compliance with Laws and Regulations. The issuance of Shares and any restriction on the sale of Shares will be subject to and conditioned upon compliance by Workday and Participant with all applicable state, federal and local laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which Workday’s Shares may be listed or quoted at the time of such issuance or transfer.

18. Severability. If one or more provisions of this Agreement are held to be unenforceable, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision will be excluded from this Agreement, (ii) the balance of this Agreement will be interpreted as if such provision were so excluded and (iii) the balance of this Agreement will be enforceable in accordance with its terms.

19. Governing Law and Venue. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

Any and all disputes relating to, concerning or arising from this Option Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the Plan or this Option Agreement, will be brought and heard exclusively in the United States District Court for the District of New Delaware or the Delaware Superior Court, New Castle County. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.

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20. No Rights as Employee, Director or Consultant. Nothing in this Option Agreement will affect in any manner whatsoever the right or power of Workday, or a Parent or Subsidiary, to terminate Participant’s service, for any reason, with or without Cause.

21. Consent to Electronic Delivery of all Plan Documents and Disclosures. By Participant’s signature and the signature of Workday’s representative on the Notice, Participant and Workday agree that this Option is granted under and governed by the terms and conditions of the Plan, the Notice and this Option Agreement. Participant has reviewed the Plan, the Notice and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Notice, and fully understands all provisions of the Plan, the Notice and this Option Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and the Option Agreement. Participant further agrees to notify Workday upon any change in the residence address indicated on the Notice. By acceptance of this Option, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by Workday or a third party designated by Workday and consents to the electronic delivery of the Notice, this Option Agreement, the Plan, account statements, Plan prospectuses required by the U.S. Securities and Exchange Commission, U.S. financial reports of Workday, and all other documents that Workday is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the Option and current or future participation in the Plan. Electronic delivery may include the delivery of a link to Workday intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at Workday’s discretion. Participant acknowledges that Participant may receive from Workday a paper copy of any documents delivered electronically at no cost if Participant contacts Workday by telephone, through a postal service or electronic mail to stock.administration@workday.com. Participant further acknowledges that Participant will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, Participant understands that Participant must provide on request to Workday or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, Participant understands that Participant’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Participant has provided an electronic mail address), at any time by notifying Workday of such revised or revoked consent by telephone, postal service or electronic mail through Stock Administration. Finally, Participant understands that Participant is not required to consent to electronic delivery.

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APPENDIX

WORKDAY, INC.

2012 EQUITY INCENTIVE Plan

STOCK OPTION AWARD AGREEMENT

COUNTRY SPECIFIC PROVISIONS FOR EMPLOYEES OUTSIDE THE U.S.

Terms and Conditions

This Appendix includes additional terms and conditions that govern the Option granted to Participant under the Plan if Participant resides and/or works in one of the countries below. This Appendix forms part of the Option Agreement. Any capitalized term used in this Appendix without definition will have the meaning ascribed to it in the Notice, the Option Agreement or the Plan, as applicable.

If Participant is a citizen or resident of a country, or is considered resident of a country, other than the one in which Participant is currently working, or Participant transfers employment and/or residency between countries after the Date of Grant, Workday will, in its sole discretion, determine to what extent the additional terms and conditions included herein will apply to Participant under these circumstances.

Notifications

This Appendix also includes information relating to exchange control and other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of August 2012. Such laws are often complex and change frequently. As a result, Workday strongly recommends that Participant not rely on the information herein as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time that Participant exercises the Option or sells Shares acquired under the Plan.

In addition, the information is general in nature and may not apply to Participant’s particular situation, and Workday is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s situation.

Finally, if Participant is a citizen or resident of a country, or is considered resident of a country, other than the one in which Participant is currently working, or Participant transfers employment and/or residency after the Date of Grant, the information contained herein may not apply to Participant in the same manner.

CANADA

Terms and Conditions

Method of Payment. The following provision supplements Section 5 of the Option Agreement:

Due to legal restrictions in Canada, Participant is prohibited from surrendering Shares that Participant already owns or attesting to the ownership of Shares to pay the Exercise Price or any Tax-Related Items due in connection with the Option.

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Data Privacy. The following provision supplements Section 11 of the Option Agreement:

Participant hereby authorizes Workday and Workday’s representatives to discuss and obtain all relevant information from all personnel, professional or non-professional, involved in the administration of the Plan. Participant further authorizes Workday, the Employer and/or any Parent or Subsidiary to disclose and discuss such information with their advisors. Participant also authorizes Workday, the Employer and/or any Parent or Subsidiary to record such information and to keep such information in Participant’s employment file.

Consent to Receive Information in English for Quebec Participants. The parties acknowledge that it is their express wish that this Option Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir expressement souhaité que cette convention [“Option Agreement”], ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

Notifications

Securities Law Information. Participant understands he or she is permitted to sell Shares acquired through the Plan through the designated broker appointed under the Plan, if any, provided the resale of Shares acquired under the Plan takes place outside of Canada.

GERMANY

Notifications

Exchange Control Information. If Participant makes cross-border payments in excess of €12,500 in connection with the purchase or sale of securities (including Shares acquired under the Plan), Participant must file a monthly report with the Servicezentrum Außenwirtschaftsstatistik, which is the competent federal office of the Deutsche Bundesbank (the German Central Bank) for such notifications in Germany. Participant is responsible for satisfying the reporting obligation and should be able to obtain a copy of the form used for this purpose from the German bank Participant uses to carry out the transfer.

In addition, in the unlikely event that Participant holds Shares exceeding 10% of the total capital of Workday, Participant must report such holdings in Workday on an annual basis. Participant must also report any receivables or payables or debts in foreign currency exceeding an amount of €5,000,000 in any month.

HONG KONG

Terms and Conditions

Securities Law Information. WARNING: The grant of the Option under the terms of the Notice, the Option Agreement, including this Appendix, and the Plan and the Shares subject to the Option do not constitute a public offer of securities and are available only to employees of Workday, a Parent or a Subsidiary.

Please be aware that the contents of the Notice, Option Agreement, including this Appendix, and the Plan are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor have they been reviewed by any regulatory authority in Hong

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Kong. Participant is advised to exercise caution in relation to the Option. If Participant is in any doubt about any of the contents of the Notice, the Option Agreement, including this Appendix, or the Plan, Participant should obtain independent professional advice.

Sale of Shares. By accepting the Option, Participant agrees that in the event Shares are issued in respect of the Option within six months of the Date of Grant, Participant will not dispose of any Shares acquired prior to the six-month anniversary of the Date of Grant.

IRELAND

Notifications

Director Notification Requirement. Participant understands that if Participant is a director, shadow director or secretary of an Irish Parent or Subsidiary, Participant must notify the Irish Parent or Subsidiary in writing within five business days of receiving or disposing of an interest in Workday (e.g., options, Shares, etc.), or within five business days of becoming aware of the event giving rise to the notification requirement, or within five business days of becoming a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of any spouse or minor children (whose interests will be attributed to the director, shadow director or secretary).

NETHERLANDS

Notifications

Securities Law Information. Participant should be aware of Dutch insider trading rules, which may impact the sale of Shares acquired under the Plan. In particular, Participant may be prohibited from effecting certain transactions in the Shares if Participant has “inside information” regarding Workday.

By accepting the Option, Participant acknowledges having read and understood this Securities Law Information section and further acknowledges that it is Participant’s responsibility to comply with the following Dutch insider trading rules:

Under Article 5:56 of the Dutch Financial Supervision Act, anyone who has “inside information” related to Workday is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is knowledge of a detail concerning the issuer to which the securities relate that is not public and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price. The insider could be any employee of Workday or a Parent or Subsidiary in the Netherlands who has inside information as described herein.

Given the broad scope of the definition of inside information, certain employees of Workday working at a Parent or Subsidiary in the Netherlands (including a Participant in the Plan) may have inside information and, thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when Participant had such inside information.

If it is uncertain whether the insider trading rules apply to Participant, Workday recommends that Participant consult with his or her own legal advisor. Please note that Workday cannot be held liable if Participant violates the Dutch insider trading rules. Participant is responsible for ensuring compliance with these rules.

UNITED KINGDOM

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Terms and Conditions

The following terms and conditions apply only if Participant is an Employee. No grants under this Option Agreement will be made to Consultants or Directors resident in the United Kingdom.

Responsibility for Taxes. This provision supplements Section 8(a) of the Option Agreement:

If payment or withholding of the income tax is not made within ninety (90) days of the event giving rise to the Tax-Related Items or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), Participant understands and agrees that the amount of any uncollected income tax will constitute a loan owed by Participant to the Employer, effective on the Due Date. Participant understands and agrees that the loan will bear interest at the then-current Official Rate of Her Majesty’s Revenue & Customs (“HMRC”), it will be immediately due and repayable, and Workday or the Employer may recover it at any time thereafter by any of the means referred to Section 8(a) in the Option Agreement. Workday is authorized to delay the issuance of Shares to Participant unless and until the loan is repaid in full.

Notwithstanding the foregoing, if Participant is a director or executive officer of Workday (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), Participant will not be eligible for a loan from Workday to cover the income tax due. In the event that Participant is a director or executive officer and income tax is not collected from or paid by me by the Due Date, the amount of any uncollected income tax will constitute a benefit to me on which additional income tax and national insurance contributions (“NICs”) may be payable. Participant understands that Participant will be responsible for reporting any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing Workday and/or the Employer (as applicable) the value of any employee NICs due on this additional benefit.

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WORKDAY, INC.

2012 EQUITY INCENTIVE PLAN NOTICE

OF RESTRICTED STOCK AWARD GRANT

NUMBER:

Unless otherwise defined herein, the terms defined in Workday’s 2012 Equity Incentive Plan (the “Plan”) will have the same meanings in this Notice of Restricted Stock Award and the electronic representation of this Notice of Restricted Stock Award established and maintained by Workday or a third party designated by Workday, Inc. (the “Notice”).

Name:

Address:

You (“Participant”) have been granted an the opportunity to purchase Shares of Common Stock of Workday, Inc. (“Workday”) that are subject to restrictions (the “Restricted Shares”) and the terms and conditions of the Plan, this Notice and the attached Restricted Stock Purchase Agreement (the “Restricted Stock Purchase Agreement”).

Total Number of Restricted Shares Awarded:

Fair Market Value per Restricted Share:	$

Total Fair Market Value of Award:	$

Purchase Price per Restricted Share:	$

Total Purchase Price for all Restricted Shares:	$

Date of Grant:

Vesting Commencement Date:

Vesting Schedule:

Subject to the limitations set forth in this Notice, the Plan and the Restricted Stock Purchase Agreement, the Restricted Shares will vest and the right of repurchase will lapse, in whole or in part, in accordance with the following schedule:

By accepting (whether in writing, electronically or otherwise) the opportunity to purchase the Restricted Shares, Participant acknowledges and agrees to the following:

Participant understands that Participant’s employment or consulting relationship or service with Workday or a Parent or Subsidiary of Workday is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), and that nothing in this Notice, the Restricted Stock Purchase Agreement or the Plan changes the at-will nature of that relationship. Participant acknowledges that the vesting of the Restricted Shares pursuant to this Notice is earned only by continuing service as an Employee, Director or Consultant of Workday or a Parent or Subsidiary of Workday. Participant also understands that this Notice is subject to the terms and conditions of both the Restricted Stock Purchase Agreement and the Plan, both of which are incorporated herein by reference. Participant has read both the Restricted Stock Purchase Agreement and the Plan. By acceptance of this opportunity to purchase the Restricted Shares, Participant consents to the electronic delivery of the Notice, the Restricted Stock Purchase Agreement, the Plan, account statements, Plan prospectuses required by the Securities and Exchange Commission, U.S. financial reports of Workday, and all other documents that Workday is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the Restricted Shares. Electronic delivery may include the delivery of a link to a Workday intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at Workday’s discretion. If the Restricted Stock Purchase Agreement is not executed by Participant within thirty (30) days of the Date of Grant above, then this grant will be void.

WORKDAY, INC.

2012 EQUITY INCENTIVE PLAN

RESTRICTED STOCK PURCHASE AGREEMENT

THIS RESTRICTED STOCK PURCHASE AGREEMENT (this “Agreement”) is made by and between Workday, Inc., a Delaware corporation (“Workday”), and Participant pursuant to Workday’s 2012 Equity Incentive Plan (the “Plan”). Unless otherwise defined herein, the terms defined in the Plan will have the same meanings in this Agreement.

1. Sale of Stock. Subject to the terms and conditions of this Agreement, on the Purchase Date (as defined below) Workday will issue and sell to Participant, and Participant agrees to purchase from Workday the number of Shares shown on the Notice of Restricted Stock Award (the “Notice”) at the purchase price per Share set forth in the Notice. The per Share purchase price of the Shares will be not less than the par value of the Shares as of the date of the offer of such Shares to the Participant. The term “Shares” refers to the purchased Shares and all securities received in replacement of or in connection with the Shares pursuant to stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Participant is entitled by reason of Participant’s ownership of the Shares.

2. Time and Place of Purchase. The purchase and sale of the Shares under this Agreement will occur at the principal office of Workday simultaneously with the execution of this Agreement by the parties, or on such other date as Workday and Participant will agree (the “Purchase Date”). On the Purchase Date, Workday will issue a stock certificate registered in Participant’s name, or uncertificated shares designated for the Participant in book entry form on the records of Workday’s transfer agent, representing the Shares to be purchased by Participant against payment of the purchase price therefor by Participant by (a) check made payable to Workday, (b) Participant’s personal services that the Committee has determined have already been rendered to Workday and have a value not less than aggregate par value of the Shares to be issued Participant, or (c) a combination of the foregoing. If Participant has previously rendered services to Workday, the purchase price will be paid pursuant to (b) above.

3. Restrictions on Resale. By signing this Agreement, Participant agrees not to sell any Shares acquired pursuant to the Plan and this Agreement at a time when applicable laws, regulations or Workday or underwriter trading policies prohibit exercise or sale. This restriction will apply as long as Participant is providing service to Workday or a Subsidiary of Workday.

3.1 Repurchase Right on Termination Other Than for Cause. For the purposes of this Agreement, a “Repurchase Event” will mean an occurrence of one of the following:

(i) termination of Participant’s service, whether voluntary or involuntary and with or without cause;

(ii) resignation, retirement or death of Participant; or

(iii) any attempted transfer by Participant of the Shares, or any interest therein, in violation of this Agreement.

Upon the occurrence of a Repurchase Event, Workday will have the right (but not an obligation) to purchase the Shares of Participant at a price equal to the Purchase Price per Share (the “Repurchase Right”). The Repurchase Right will lapse in accordance with the vesting schedule set forth in the Notice. For purposes of this Agreement, “Unvested Shares” means Stock pursuant to which Workday’s Repurchase Right has not lapsed.

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3.2 Exercise of Repurchase Right. Unless Workday provides written notice to Participant within 90 days from the date of termination of Participant’s service to Workday that Workday does not intend to exercise its Repurchase Right with respect to some or all of the Unvested Shares, the Repurchase Right will be deemed automatically exercised by Workday as of the 90th day following such termination, provided that Workday may notify Participant that it is exercising its Repurchase Right as of a date prior to such 90th day. Unless Participant is otherwise notified by Workday pursuant to the preceding sentence that Workday does not intend to exercise its Repurchase Right as to some or all of the Unvested Shares, execution of this Agreement by Participant constitutes written notice to Participant of Workday’s intention to exercise its Repurchase Right with respect to all Unvested Shares to which such Repurchase Right applies at the time of Termination of Participant. Workday, at its choice, may satisfy its payment obligation to Participant with respect to exercise of the Repurchase Right by (A) delivering a check to Participant in the amount of the purchase price for the Unvested Shares being repurchased, (B) in the event Participant is indebted to Workday, canceling an amount of such indebtedness equal to the purchase price for the Unvested Shares being repurchased, (C) in the event Participant purchased Unvested Shares pursuant to Section 2(b), at the time of Termination of Participant, Participant will forfeit all of Participant’s Unvested Shares or (D) by a combination of (A) and (B) so that the combined payment and cancellation of indebtedness equals such purchase price. In the event of any deemed automatic exercise of the Repurchase Right by canceling an amount of such indebtedness equal to the purchase price for the Unvested Shares being repurchased, such cancellation of indebtedness will be deemed automatically to occur as of the 90th day following termination of Participant’s employment or consulting relationship unless Workday otherwise satisfies its payment obligations. As a result of any repurchase of Unvested Shares pursuant to the Repurchase Right, Workday will become the legal and beneficial owner of the Unvested Shares being repurchased and will have all rights and interest therein or related thereto, and Workday will have the right to transfer to its own name the number of Unvested Shares being repurchased by Workday, without further action by Participant.

3.3 Acceptance of Restrictions. Acceptance of the Shares will constitute Participant’s agreement to such restrictions and the legending of his or her certificates or the notation in Workday’s direct registration system for stock issuance and transfer of such restrictions and accompanying legends set forth in Section 4.1 with respect thereto. Notwithstanding such restrictions, however, so long as Participant is the holder of the Shares, or any portion thereof, he or she will be entitled to receive all dividends declared on and to vote the Shares and to all other rights of a stockholder with respect thereto.

3.4 Non-Transferability of Unvested Shares. In addition to any other limitation on transfer created by applicable securities laws or any other agreement between Workday and Participant, Participant may not transfer any Unvested Shares, or any interest therein, unless consented to in writing by a duly authorized representative of Workday. Any purported transfer is void and of no effect, and no purported transferee thereof will be recognized as a holder of the Unvested Shares for any purpose whatsoever. Should such a transfer purport to occur, Workday may refuse to carry out the transfer on its books, set aside the transfer, or exercise any other legal or equitable remedy. In the event Workday consents to a transfer of Unvested Shares, all transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement, including, insofar as applicable, the Repurchase Right. In the event of any purchase by Workday hereunder where the Shares or interest are held by a transferee, the transferee will be obligated, if requested by Workday, to transfer the Shares or interest to the Participant for consideration equal to the amount to be paid by Workday hereunder. In the event the Repurchase Right is deemed exercised by Workday, Workday may deem any transferee to have transferred the Shares or interest to Participant prior to their purchase by Workday, and payment of the purchase price by Workday to such transferee will be deemed to satisfy Participant’s obligation to pay such transferee for such Shares or interest, and also to satisfy Workday’s obligation to pay Participant for such Shares or interest.

3.5 Assignment. The Repurchase Right may be assigned by Workday in whole or in part to any persons or organization.

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4. Restrictive Legends and Stop Transfer Orders.

4.1 Legends. The certificate or certificates or book entry or book entries representing the Shares will bear or be noted by Workday’s transfer agent with the following legend (as well as any legends required by applicable state and federal corporate and securities laws):

THE SHARES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN WORKDAY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF WORKDAY.

4.2 Stop-Transfer Notices. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, Workday may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if Workday transfers its own securities, it may make appropriate notations to the same effect in its own records.

4.3 Refusal to Transfer. Workday will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as the owner or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares will have been so transferred.

5. No Rights as Employee, Director or Consultant. Nothing in this Agreement will affect in any manner whatsoever the right or power of Workday, or a Parent or Subsidiary of Workday, to terminate Participant’s service, for any reason, with or without cause.

6. Miscellaneous.

6.1 Acknowledgement. Workday and Participant agree that the Restricted Shares are granted under and governed by the Notice, this Agreement and by the provisions of the Plan (incorporated herein by reference). Participant: (i) acknowledges receipt of a copy of the Plan and the Plan prospectus, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the Restricted Shares subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.

6.2 Entire Agreement; Enforcement of Rights. This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement will not be construed as a waiver of any rights of such party.

6.3 Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by Workday and Participant with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which Workday’s Common Stock may be listed or quoted at the time of such issuance or transfer.

6.4 Governing Law and Venue; Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision will be excluded from this Agreement, (ii) the balance of this Agreement will be interpreted as if such provision were so excluded and (iii) the balance of this Agreement will be enforceable in

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accordance with its terms. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. Any and all disputes relating to, concerning or arising from this Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the Plan or this Agreement, will be brought and heard exclusively in the United States District Court for the District of New Delaware or the Delaware Superior Court, New Castle County. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.

6.5 Construction. This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement will be deemed to be the product of all of the parties hereto, and no ambiguity will be construed in favor of or against any one of the parties hereto.

6.6 Notices. Any notice to be given under the terms of the Plan will be addressed to Workday in care of its principal office, and any notice to be given to the Participant will be addressed to such Participant at the address maintained by Workday for such person or at such other address as the Participant may specify in writing to Workday.

6.7 Consent to Electronic Delivery of All Plan Documents and Disclosures. By Participant’s acceptance (whether in writing, electronically or otherwise) of the Notice, Participant and Workday agree that this opportunity to purchase Restricted Shares is granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement. Participant has reviewed the Plan, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Notice and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Agreement. Participant further agrees to notify Workday upon any change in Participant’s residence address. By acceptance of this opportunity to purchase Restricted Shares, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by Workday or a third party designated by Workday and consents to the electronic delivery of the Notice, this Agreement, the Plan, account statements, Plan prospectuses required by the U.S. Securities and Exchange Commission, U.S. financial reports of Workday, and all other documents that Workday is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the Restricted Shares and current or future participation in the Plan. Electronic delivery may include the delivery of a link to a Workday intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at Workday’s discretion. Participant acknowledges that Participant may receive from Workday a paper copy of any documents delivered electronically at no cost if Participant contacts Workday by telephone, through a postal service or electronic mail at Stock Administration. Participant further acknowledges that Participant will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, Participant understands that Participant must provide on request to Workday or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, Participant understands that Participant’s consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if Participant has provided an electronic mail address), at any time by notifying Workday of such revised or revoked consent by telephone, postal service or electronic mail through Stock Administration. Finally, Participant understands that Participant is not required to consent to electronic delivery.

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6.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which will he deemed an original and all of which together will constitute one instrument.

6.9 U.S. Tax Consequences. Upon vesting of Shares, Participant will include in taxable income the difference between the fair market value of the vesting Shares, as determined on the date of their vesting, and the price paid for the Shares. This will be treated as ordinary income by Participant and will be subject to withholding by Workday when required by applicable law. In the absence of an Election (defined below), Workday will withhold a number of vesting Shares with a fair market value (determined on the date of their vesting) equal to the minimum amount Workday is required to withhold for income and employment taxes. If Participant makes an Election, then Participant must, prior to making the Election, pay in cash (or check) to Workday an amount equal to the amount Workday is required to withhold for income and employment taxes.

7. Section 83(b) Election. Participant hereby acknowledges that he or she has been informed that, with respect to the purchase of the Shares, an election may be filed by the Participant with the Internal Revenue Service, within 30 days of the purchase of the Shares, electing pursuant to Section 83(b) of the Code to be taxed currently on any difference between the purchase price of the Shares and their Fair Market Value on the date of purchase (the “Election”). Making the Election will result in recognition of taxable income to the Participant on the date of purchase, measured by the excess, if any, of the Fair Market Value of the Shares over the purchase price for the Shares. Absent such an Election, taxable income will be measured and recognized by Participant at the time or times on which Workday’s Repurchase Right lapses. Participant is strongly encouraged to seek the advice of his or her own tax consultants in connection with the purchase of the Shares and the advisability of filing of the Election. PARTICIPANT ACKNOWLEDGES THAT IT IS SOLELY PARTICIPANT’S RESPONSIBILITY, AND NOT WORKDAY’S RESPONSIBILITY, TO TIMELY FILE THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF PARTICIPANT REQUESTS WORKDAY, OR ITS REPRESENTATIVE, TO MAKE THIS FILING ON PARTICIPANT’S BEHALF.

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WORKDAY, INC.

2012 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

GRANT NUMBER:

Unless otherwise defined herein, the terms defined in the Workday, Inc. 2012 Equity Incentive Plan (the “Plan”) will have the same meanings in this Notice of Restricted Stock Unit Award and the electronic representation of this Notice of Restricted Stock Unit Award established and maintained by Workday or a third party designated by Workday, Inc. (the “Notice”).

Name:

Address:

You (“Participant”) have been granted an award of Restricted Stock Units (“RSUs”) under the Plan subject to the terms and conditions of the Plan, this Notice and the attached Restricted Stock Unit Award Agreement (hereinafter the “Agreement”), including any applicable country-specific provisions in the appendix attached hereto (the “Appendix”), which constitutes part of this Agreement.

Number of RSUs:

Date of Grant:

Vesting Commencement Date:

Expiration Date:	The date on which settlement of all RSUs granted hereunder occurs, with earlier expiration upon the Termination Date

Vesting Schedule:	Subject to the limitations set forth in this Notice, the Plan and the Agreement, the RSUs will vest in accordance with the following schedule:

By accepting (whether in writing, electronically or otherwise) the RSUs, Participant acknowledges and agrees to the following:

Participant understands that Participant’s employment or consulting relationship or service with Workday or a Parent or Subsidiary is for an unspecified duration, can be terminated at any time (i.e., is at will), except where otherwise prohibited by applicable law and that nothing in this Notice, the Agreement or the Plan changes the nature of that relationship. Participant acknowledges that the vesting of the RSUs pursuant to this Notice is earned only by continuing service as an Employee, Director or Consultant of Workday or Parent or Subsidiary. Participant also understands that this Notice is subject to the terms and conditions of both the Agreement and the Plan, both of which are incorporated herein by reference. Participant has read both the Agreement and the Plan. By accepting the RSUs, Participant consents to the electronic delivery as set forth in the Agreement.

WORKDAY, INC.

2012 EQUITY INCENTIVE PLAN RESTRICTED

STOCK UNIT AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the Workday, Inc. 2012 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Unit Award Agreement (the “Agreement”).

Participant has been granted Restricted Stock Units (“RSUs”) subject to the terms, restrictions and conditions of the Plan, the Notice of Restricted Stock Unit Award (the “Notice”) and this Agreement, including any applicable country-specific provisions in the appendix attached hereto (the “Appendix”), which constitutes part of this Agreement.

1. Settlement. Settlement of RSUs will be made within 30 days following the applicable date of vesting under the vesting schedule set forth in the Notice. Settlement of RSUs will be in Shares.

2. No Stockholder Rights. Unless and until such time as Shares are issued in settlement of vested RSUs, Participant will have no ownership of the Shares allocated to the RSUs and will have no right dividends or to vote such Shares.

3. Dividend Equivalents. Dividends, if any (whether in cash or Shares), will not be credited to Participant.

4. Non-Transferability of RSUs. The RSUs and any interest therein will not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of in any manner other than by will or by the laws of descent or distribution or court order or unless otherwise permitted by the Committee on a case-by-case basis.

5. Termination. If Participant’s service Terminates for any reason, all unvested RSUs will be forfeited to Workday forthwith, and all rights of Participant to such RSUs will immediately terminate. In case of any dispute as to whether Termination has occurred, the Committee will have sole discretion to determine whether such Termination has occurred and the effective date of such Termination.

6. Withholding Taxes. Participant acknowledges that, regardless of any action taken by Workday or, if different, Participant’s employer (the “Employer”) the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), is and remains Participant’s responsibility and may exceed the amount actually withheld by Workday or the Employer. Participant further acknowledges that Workday and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs and the subsequent sale of Shares acquired pursuant to such settlement; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant is subject to Tax-Related Items in more than one jurisdiction between the date of grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that Workday and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to Workday and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes Workday and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

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(i)	withholding from Participant’s wages or other cash compensation paid to Participant by Workday and/or the Employer; or

(ii)

withholding from proceeds of the sale of Shares acquired upon settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by Workday (on Participant’s behalf pursuant to this authorization); or

(iii)	withholding in Shares to be issued upon settlement of the RSUs, provided Workday only withholds the amount of Shares necessary to satisfy the minimum statutory withholding amounts; or

(iv)	any other arrangement approved by the Committee.

Depending on the withholding method, Workday may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items. The Fair Market Value of these Shares, determined as of the effective date when taxes otherwise would have been withheld in cash, will be applied as a credit against the Tax-Related Items withholding.

Finally, Participant agrees to pay to Workday or the Employer any amount of Tax-Related Items that Workday or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. Workday may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with Participant’s obligations in connection with the Tax-Related Items.

7. Nature of Grant. By accepting the RSUs, Participant acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by Workday, it is discretionary in nature and it may be modified, amended, suspended or terminated by Workday at any time, to the extent permitted by the Plan;

(b) the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

(c) all decisions with respect to future RSU or other grants, if any, will be at the sole discretion of Workday;

(d) the RSU grant and Participant’s participation in the Plan will not create a right to employment or be interpreted as forming an employment or services contract with Workday, the Employer or any Parent or Subsidiary;

(e) Participant is voluntarily participating in the Plan;

(f) the RSUs and the Shares subject to the RSUs are not intended to replace any pension rights or compensation;

(g) the RSUs and the Shares subject to the RSUs, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

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(h) the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(i) no claim or entitlement to compensation or damages will arise from forfeiture of the RSUs resulting from Participant’s Termination, and in consideration of the grant of the RSUs to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against Workday, or any Parent or Subsidiary or the Employer, waives his or her ability, if any, to bring any such claim, and releases Workday, any Parent or Subsidiary and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant will be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(j) unless otherwise provided in the Plan or by Workday in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any Corporate Transaction affecting the Shares; and

(k) the following provisions apply only if Participant is providing services outside the United States:

(i)	the RSUs and the Shares subject to the RSUs are not part of normal or expected compensation or salary for any purpose;

(ii)

Participant acknowledges and agrees that neither Workday, the Employer nor any Parent or Subsidiary will be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement.

8. No Advice Regarding Grant. Workday is not providing any tax, legal or financial advice, nor is Workday making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

9. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other RSU grant materials by and among, as applicable, the Employer, Workday and any Parent or Subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that Workday and the Employer may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Workday, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to Morgan Stanley Smith Barney LLC or its affiliates or such other stock plan service provider as may be selected by Workday in the future, which is assisting Workday with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than

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Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes Workday, Morgan Stanley Smith Barney and its affiliates, and any other possible recipients which may assist Workday (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that Workday would not be able to grant Participant RSUs or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

10. Language. If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

11. Appendix. Notwithstanding any provisions in this Agreement, the RSU grant will be subject to any special terms and conditions set forth in any appendix to this Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant, to the extent Workday determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

12. Imposition of Other Requirements. Workday reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent Workday determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

13. Acknowledgement. Workday and Participant agree that the RSUs are granted under and governed by the Notice, this Agreement and the provisions of the Plan. Participant: (i) acknowledges receipt of a copy of the Plan and the Plan prospectus, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.

14. Entire Agreement; Enforcement of Rights. This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement will not be construed as a waiver of any rights of such party.

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15. Compliance with Laws and Regulations. The issuance of Shares will be subject to and conditioned upon compliance by Workday and Participant with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which Workday’s Common Stock may be listed or quoted at the time of such issuance or transfer.

16. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision will be excluded from this Agreement, (ii) the balance of this Agreement will be interpreted as if such provision were so excluded and (iii) the balance of this Agreement will be enforceable in accordance with its terms.

17. Governing Law and Venue. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto will be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

Any and all disputes relating to, concerning or arising from this Agreement, or relating to, concerning or arising from the relationship between the parties evidenced by the Plan or this Agreement, will be brought and heard exclusively in the United States District Court for the District of New Delaware or the Delaware Superior Court, New Castle County. Each of the parties hereby represents and agrees that such party is subject to the personal jurisdiction of said courts; hereby irrevocably consents to the jurisdiction of such courts in any legal or equitable proceedings related to, concerning or arising from such dispute, and waives, to the fullest extent permitted by law, any objection which such party may now or hereafter have that the laying of the venue of any legal or equitable proceedings related to, concerning or arising from such dispute which is brought in such courts is improper or that such proceedings have been brought in an inconvenient forum.

11. No Rights as Employee, Director or Consultant. Nothing in this Agreement will affect in any manner whatsoever the right or power of Workday, or a Parent or Subsidiary of Workday, to terminate Participant’s service, for any reason, with or without Cause.

12. Consent to Electronic Delivery of All Plan Documents and Disclosures. By Participant’s acceptance (whether in writing, electronically or otherwise) of the Notice, Participant and Workday agree that the RSUs are granted under and governed by the terms and conditions of the Plan, the Notice and this Agreement. Participant has reviewed the Plan, the Notice and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Notice and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and this Agreement. Participant further agrees to notify Workday upon any change in Participant’s residence address. By acceptance of the RSUs, Participant agrees to participate in the Plan through an on-line or electronic system established and maintained by Workday or a third party designated by Workday and consents to the electronic delivery of the Notice, this Agreement, the Plan, account statements, Plan prospectuses required by the U.S. Securities and Exchange Commission, U.S. financial reports of Workday, and all other documents that Workday is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the RSUs and current or future participation in the Plan. Electronic delivery may include the delivery of a link to a Workday intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at Workday’s discretion. Participant acknowledges that Participant may receive from Workday a paper copy of any documents delivered electronically at no cost if Participant contacts Workday by telephone, through a postal service or electronic mail at Stock Administration. Participant further acknowledges that Participant will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, Participant understands that Participant must provide on request to Workday or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails. Also, Participant understands that Participant’s consent may be revoked or changed, including any change in the electronic mail address to

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which documents are delivered (if Participant has provided an electronic mail address), at any time by notifying Workday of such revised or revoked consent by telephone, postal service or electronic mail through Stock Administration. Finally, Participant understands that Participant is not required to consent to electronic delivery.

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WORKDAY, INC.

2012 EQUITY INCENTIVE PLAN RESTRICTED

STOCK UNIT AWARD AGREEMENT

COUNTRY SPECIFIC PROVISIONS FOR EMPLOYEES OUTSIDE THE U.S.

Terms and Conditions

This Appendix includes additional terms and conditions that govern the RSUs granted to Participant under the Plan if Participant resides and/or works in one of the countries below. This Appendix forms part of the Agreement. Any capitalized term used in this Appendix without definition will have the meaning ascribed to it in the Notice, the Agreement or the Plan, as applicable.

If Participant is a citizen or resident of a country, or is considered resident of a country, other than the one in which Participant is currently working, or Participant transfers employment and/or residency between countries after the Date of Grant, Workday will, in its sole discretion, determine to what extent the additional terms and conditions included herein will apply to Participant under these circumstances.

Notifications

This Appendix also includes information relating to exchange control and other issues of which Participant should be aware with respect to Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of August 2012. Such laws are often complex and change frequently. As a result, Workday strongly recommends that Participant not rely on the information herein as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time that Participant vests in the RSUs or sells Shares acquired under the Plan.

In addition, the information is general in nature and may not apply to Participant’s particular situation, and Workday is not in a position to assure Participant of any particular result. Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to Participant’s situation.

Finally, if Participant is a citizen or resident of a country, or is considered resident of a country, other than the one in which Participant is currently working, or Participant transfers employment and/or residency after the Date of Grant, the information contained herein may not apply to Participant in the same manner.

AUSTRALIA

Notifications

Securities Law Information. If Participant acquires Shares under the Plan and offers such Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. Participant is advised to obtain legal advice regarding his or her disclosure obligations prior to making any such offer.

CANADA

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Terms and Conditions

Vesting/Termination. Participant’s right to vest in the RSUs will terminate effective as of the earlier of (a) the Termination Date or (b) the date upon which Participant receives a Notice of Termination.

Data Privacy. The following provision supplements Section 11 of the Agreement:

Participant hereby authorizes Workday and Workday’s representatives to discuss and obtain all relevant information from all personnel, professional or non-professional, involved in the administration of the Plan. Participant further authorizes Workday, the Employer and/or any Parent or Subsidiary to disclose and discuss such information with their advisors. Participant also authorizes Workday, the Employer and/or any Parent or Subsidiary to record such information and to keep such information in Participant’s employment file.

Consent to Receive Information in English for Quebec Participants. The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir expressement souhaité que cette convention [“Agreement”], ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

Notifications

Securities Law Information. Participant understands he or she is permitted to sell Shares acquired through the Plan through the designated broker appointed under the Plan, if any, provided the resale of Shares acquired under the Plan takes place outside of Canada.

GERMANY

Notifications

Exchange Control Information. If Participant makes cross-border payments in excess of €12,500 in connection with the sale of securities (including Shares acquired under the Plan), Participant must file a monthly report with the Servicezentrum Außenwirtschaftsstatistik, which is the competent federal office of the Deutsche Bundesbank (the German Central Bank) for such notifications in Germany. Participant is responsible for satisfying the reporting obligation and should be able to obtain a copy of the form used for this purpose from the German bank Participant uses to carry out the transfer.

In addition, in the unlikely event that Participant holds Shares exceeding 10% of the total capital of Workday, Participant must report such holdings in Workday on an annual basis. Participant must also report any receivables or payables or debts in foreign currency exceeding an amount of €5,000,000 in any month.

HONG KONG

Terms and Conditions

Securities Law Information. WARNING: The grant of the RSUs under the terms of the Notice, the Agreement, including this Appendix, and the Plan and the Shares subject to the RSUs do not constitute a public offer of securities and are available only to employees of Workday, a Parent or a Subsidiary.

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Please be aware that the contents of the Notice, Agreement, including this Appendix, and the Plan are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, nor have they been reviewed by any regulatory authority in Hong Kong. Participant is advised to exercise caution in relation to the RSUs. If Participant is in any doubt about any of the contents of the Notice, the Agreement, including this Appendix, or the Plan, Participant should obtain independent professional advice.

Sale of Shares. By accepting the RSUs, Participant agrees that in the event Shares are issued in respect of the RSUs within six months of the Date of Grant, Participant will not dispose of any Shares acquired prior to the six-month anniversary of the Date of Grant.

IRELAND

Notifications

Director Notification Requirement. Participant understands that if Participant is a director, shadow director or secretary of an Irish Parent or Subsidiary, Participant must notify the Irish Parent or Subsidiary in writing within five business days of receiving or disposing of an interest in Workday (e.g., RSUs, Shares, etc.), or within five business days of becoming aware of the event giving rise to the notification requirement, or within five business days of becoming a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of any spouse or minor children (whose interests will be attributed to the director, shadow director or secretary).

NETHERLANDS

Notifications

Securities Law Information. Participant should be aware of Dutch insider trading rules, which may impact the sale of Shares acquired under the Plan. In particular, Participant may be prohibited from effecting certain transactions in the Shares if Participant has “inside information” regarding Workday.

By accepting the RSUs, Participant acknowledges having read and understood this Securities Law Information section and further acknowledges that it is Participant’s responsibility to comply with the following Dutch insider trading rules:

Under Article 5:56 of the Dutch Financial Supervision Act, anyone who has “inside information” related to Workday is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is knowledge of a detail concerning the issuer to which the securities relate that is not public and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price. The insider could be any employee of Workday or a Parent or Subsidiary in the Netherlands who has inside information as described herein.

Given the broad scope of the definition of inside information, certain employees of Workday working at a Parent or Subsidiary in the Netherlands (including a Participant in the Plan) may have inside information and, thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when Participant had such inside information.

If it is uncertain whether the insider trading rules apply to Participant, Workday recommends that Participant consult with his or her own legal advisor. Please note that Workday cannot be held liable if

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Participant violates the Dutch insider trading rules. Participant is responsible for ensuring compliance with these rules.

UNITED KINGDOM

Terms and Conditions

The following terms and conditions apply only if Participant is an Employee. No grants under this Agreement will be made to Consultants or Directors resident in the United Kingdom.

Settlement in Shares Only. Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement, the RSUs are payable in Shares only. A grant of RSUs does not provide any right for Participant to receive a cash payment.

Responsibility for Taxes. This provision supplements Section 6 of the Agreement:

If payment or withholding of the income tax is not made within ninety (90) days of the event giving rise to the Tax-Related Items or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), Participant understands and agrees that the amount of any uncollected income tax will constitute a loan owed by Participant to the Employer, effective on the Due Date. Participant understands and agrees that the loan will bear interest at the then-current Official Rate of Her Majesty’s Revenue & Customs (“HMRC”), it will be immediately due and repayable, and Workday or the Employer may recover it at any time thereafter by any of the means referred to Section 6 in the Agreement. Workday is authorized to delay the issuance of Shares to Participant unless and until the loan is repaid in full.

Notwithstanding the foregoing, if Participant is a director or executive officer of Workday (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), Participant will not be eligible for a loan from Workday to cover the income tax due. In the event that Participant is a director or executive officer and income tax is not collected from or paid by me by the Due Date, the amount of any uncollected income tax will constitute a benefit to me on which additional income tax and national insurance contributions (“NICs”) may be payable. Participant understands that Participant will be responsible for reporting any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing Workday and/or the Employer (as applicable) the value of any employee NICs due on this additional benefit.

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